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                                                                  Exhibit 10gg
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                             PACIFIC TELESIS GROUP

                          DEFERRED COMPENSATION PLAN
                                      FOR
                            NON-EMPLOYEE DIRECTORS

                 (Restated as Amended as of November 17, 1995)
























































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                               TABLE OF CONTENTS


                                                                    PAGE
                                                                    ----

     1. ELIGIBILITY ..............................................   1
     2. PARTICIPATION ............................................   1
     3. DEFERRED ACCOUNTS ........................................   1
     4. DISTRIBUTION .............................................   1
     5. MISCELLANEOUS ............................................   2























































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1.   ELIGIBILITY

Each member of the Board of Directors of Pacific Telesis Group ("PTG" or the "Company") who is not an employee of the Company, or any of its subsidiaries, is eligible to participate in a Deferred Compensation Plan for Non-Employee Directors ("Plan").

2.   PARTICIPATION

     (a) Prior to the beginning of any calendar year, commencing with the calendar year 1985, each eligible Director or designated Director may elect to participate in the Plan by directing that all or any part of the compensation which would otherwise have been payable currently for services as a Director (including fees payable for services as a member of a committee of the Board) during such calendar year and subsequent calendar years shall be credited to a deferred compensation account subject to the terms of the Plan. Notwithstanding the foregoing, no deferral election made under this Section 2 shall be effective with respect to compensation payable during any calendar year after 1995.

     (b) An election to participate in the Plan shall be in the form of a document executed by the Director and filed with the Secretary of the Company. An election related to fees otherwise payable currently in any calendar year shall become irrevocable on the last day prior to the beginning of such calendar year. An election shall continue until a Director ceases to be a Director or until he or she terminates or modifies such election by written notice. Any such termination or modification shall become effective as of the end of the calendar year in which such notice is given with respect to all fees otherwise payable in subsequent calendar years.

     (c) A Director who has filed a termination of election may thereafter again file an election to participate for any calendar year or years subsequent to the filing of such election.

3.   DEFERRED ACCOUNTS

Deferred amounts shall be credited to the Director's account and shall bear interest from the date such fees would otherwise have been paid. The interest credited to the account will be compounded annually at the end of each calendar year shall be determined by the PTG Board of Directors from time to time.

4.   DISTRIBUTION

     (a) At the time of election to participate in the Plan, a Director shall make an election with respect to the distribution of amounts deferred under the Plan plus accumulated interest. A Director may elect to receive such amounts in one payment or in some other number of approximately level annual installments (not exceeding 15). The amount of an annual installment shall be calculated by dividing the total amount, including interest, credited to the Director's account immediately prior to such installment by the remaining number of installments. As specified by the Director, the first installment (or the single payment if the Director has so elected) shall be paid as soon as practicable after the first day of the calendar year following (i) the calendar year in which the Director ceases to be a Director of the Company or any of its subsidiaries, (ii) the calendar year in which the Director attains

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a specified age (between age 59-1/2 and 75), (iii) the earlier of  a specified number of years (maximum of five) after the Director ceases to be a Director of the Company or any of its subsidiaries or the attainment of age 75, or (iv) the earlier of the attainment of a specified age (but not younger than 59-1/2) or the calendar year in which the Director ceases to be a Director of the
Company or any of its subsidiaries.   Subsequent installments shall be paid on
the first day of each succeeding calendar year until the entire amount credited to the Director's account is paid. Amounts held pending distribution pursuant to this Item shall continue to accrue interest at the rate stated in
Item 3.

     (b) The election with respect to the distribution of amounts deferred under the Plan plus accumulated interest shall be contained in the document, referred to in Item 2(b), executed by the Director and filed with the Secretary of the Company. Such an election related to fees otherwise payable currently in any calendar year shall become irrevocable on the last day prior to the beginning of such calendar year.

     (c) Notwithstanding an election pursuant to Item 4(a), in the event a Director ceases to be a Director of the Company or any of its subsidiaries and becomes a proprietor, officer, partner, employee, or otherwise becomes affiliated with any business that is in competition with the Company or any of its subsidiaries, or becomes employed by any governmental agency having jurisdiction over the activities of the Company or any of its subsidiaries, the entire balance of deferred fees, including interest, shall be paid immediately in a single payment.

     (d) A Director may elect that, in the event the Director should die before full payment of all amounts credited to the Director's account, the balance of the deferred amounts shall be distributed in one payment, or in a number of annual installments (not exceeding 10), or by a continuation of the installment distributions being made or to be made to the Director, to the beneficiary or beneficiaries designated in writing by the Director, or if no designation has been made, to the estate of the Director in a single payment. The first installment (or the single payment if the Director has so elected, shall be paid on or about the first day of the calendar quarter next following the month of death. The preceding sentence shall not apply if the beneficiary or the beneficiaries are to receive a continuation of installment distributions being made or to be made to the Director. [Entire of (d) amended December 18, 1992]

     (e) For purposes of determining when a distribution shall be made under this Section 4, a member of the Board of Directors of Pacific Telesis Group who becomes a member of the Board of Directors of PacTel Corporation on or before the total and complete separation of PacTel Corporation from Pacific Telesis Group shall not be considered to have ceased to be a Director of the Company or any of its subsidiaries until he or she ceases to be a member of the Board of Directors of PacTel Corporation. [Entire of (e) added February 25, 1994.]

5.   MISCELLANEOUS

     (a) The rights of a Director to any deferred fees and/or interest thereon shall be those of a general creditor and shall not be subject in any manner to assignment by the Director.


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     (b)  The  Company  shall not  be required  to  reserve, or  otherwise set
aside, funds  for the  payment of its  obligations hereunder.   The  Company's
obligation to pay the deferred amounts shall be unfunded as to the Director.

     (c) Copies of the Plan and any and all amendments thereto shall be made available at all reasonable times at the office of the Secretary of the Company to all Directors.

     (d)  The Executive Vice President, Human Resource Department of PTG, with
the approval  of the  Executive   Vice and  General Counsel  of PTG, shall  be
authorized to make minor or administrative changes to the Plan.














































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